CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of the Oregon Steel Mills, Inc. Employees Stock Ownership

plan on Form S-8 (File No. 33-26739) of our report dated

February 10, 1995, on our audits of the consolidated financial statements and financial statement schedule of Oregon Steel Mills,

Inc. as of December 31, 1994, 1993, and 1992, and for the years then ended, which report is included in this Annual Report of Form

10-K.



                                         Coopers & Lybrand L.L.P.















Portland, Oregon

March 20, 1995